UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 1, 2005



                              ENGELHARD CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                        1-8142              22-1586002
(State or other jurisdiction of         (Commission         (I.R.S. Employer
        incorporation)                  File Number)       Identification No.)

   101 Wood Avenue, Iselin, New Jersey                            08830
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 7.01 Regulation FD Disclosure.

On March 1, 2005, Engelhard Corporation issued a press release reporting that it has made an offer to acquire a majority stake in Coletica, S.A. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits

The following are filed as exhibits to this report:

99.1     Press Release dated March 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             ENGELHARD CORPORATION
                                            --------------------------------
                                                  (Registrant)



Date:         March 1, 2005                      /s/ Michael A. Sperduto
     ---------------------------------      --------------------------------
                                               Name: Michael A. Sperduto
                                               Title: Vice President and
                                                      Chief Financial Officer

                                                                    Exhibit 99.1

                                              Contact
                                              Ted Lowen
                                              (Media)
                                              732-205-6360

                                              Gavin A. Bell
                                              (Investor Relations)
                                              732-205-6313
                                              Ref. #C1407

                                              Engelhard Corporation
                                              101 Wood Avenue, P.O. Box 770
For immediate release                         Iselin, NJ 08830-0770




ENGELHARD OFFERS TO
ACQUIRE COLETICA, S.A.

ISELIN, NJ, March 1, 2005 - Engelhard Corporation (NYSE: EC) announced today that it has made an offer, subject to certain conditions, to acquire a majority stake in Coletica, S.A., a publicly traded, high-growth company that develops performance-based, skin-care compounds and related technologies for the cosmetic and personal care industries.

     The acquisition would further strengthen Engelhard's position as a leading global supplier of materials technology to the cosmetic and personal care industries. It would expand the company's existing capabilities in the growing market for skin-care materials used in such applications as anti-wrinkle creams, sun protectants, moisturizers and materials that improve the overall complexion of the skin.

     "We continue to broaden our competencies in surface and materials science and expand our portfolio of applications and markets served by our growing personal care materials business," said Barry W. Perry, Engelhard's chairman and chief executive officer. "This acquisition would be modestly accretive to earnings, provide positive cash flow from operations and would be consistent with our objective to improve our business mix."

     If approval is granted, Engelhard would purchase 77.87% of Coletica's outstanding shares held by a group led by Coletica's founder and president. Engelhard then would make a tender offer for the remaining publicly held shares at a price of (euro)37.10 per share. The offer translates into a purchase price of (euro)65.85 million for 100% ownership.

     Coletica was started in 1985 in Lyon, France. As part of the proposed transaction, Engelhard would acquire the company's two facilities in Lyon, sales offices in Paris, New York and Tokyo and its more than 120 employees.

     Coletica has a portfolio of catalogue products that offer the global skin-care market the substantiated performance that drives new product development for their customers. In addition, Coletica develops specific ingredients for its customers on an exclusive basis using its library of more than 2,500 active ingredients and employs in-vitro testing to substantiate claims for its customers' consumer products.

     Engelhard's expertise in materials technology positions the company as a leading supplier to the cosmetic and personal care industries. In addition to its broad product offering, full-spectrum testing and product-development services, Engelhard also provides a complete line of effect and color-enhancing pigments as well as specialized inorganic materials for cosmetic and personal care products. The company's effect pigments and special-effect films also deliver eye-catching properties to the packaging of cosmetic and personal care products.

     Engelhard Corporation is a surface and materials science company that develops technologies to help customers improve their products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com

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